Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Jerry R. Schuyler, Principal Executive Officer, and I, Michael A. Gerlich, Principal Financial Officer, of Gastar Exploration Inc. and its subsidiaries (the “Company”), hereby certify that the accompanying Annual Report on Form 10-K for the period ended December 31, 2017 (the “Report”), filed by the Company with the Securities and Exchange Commission on the date hereof complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended.

I further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 15, 2018

/S/ JERRY R. SCHUYLER

Jerry R. Schuyler

Principal Executive Officer

/S/ MICHAEL A. GERLICH

Michael A. Gerlich

Principal Financial Officer